SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): April 30, 2007



                              Eastman Kodak Company
               (Exact name of registrant as specified in charter)



      New Jersey                     1-87                   16-0417150
------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission            (IRS Employer
     of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
                       (Address of Principal Executive Office) (Zip Code)


       Registrant's telephone number, including area code (585) 724-4000
                                                           -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01  Completion of Acquisition or Disposition of Assets.

On April 30, 2007, Eastman Kodak Company ("Kodak"), completed the sale of
its Health Group to an affiliate of Onex Corporation ("Onex").   The
consideration received at closing consisted of $2.35 billion in cash, pursuant to the terms of the Asset Purchase Agreement, dated as of January 9, 2007, as amended, between the Company and Onex. Additional proceeds of up to $200 million are payable if Onex achieves certain returns from its investment. If Onex investors realize an internal rate of return in excess of 25% on their investment, Kodak will receive payment equal to 25% of the excess return, up to $200 million.

The disposition included Kodak's worldwide Health Group operations, which consists of its medical business, dental business and molecular imaging systems business (the "Business"). The transaction was structured as an acquisition by Onex of assets primarily related to the Business and the stock of certain subsidiaries of Kodak engaged in the Business, as well as the assumption by Onex of certain liabilities primarily related to the Business.

Item 9.01.  Financial Statements and Exhibits

(b)  Pro Forma Financial Information

The Eastman Kodak Company Unaudited Pro Forma Consolidated Financial Statements are attached hereto as Exhibit (99.1) and are incorporated herein by reference.


(d)  Exhibits

(99.1) Unaudited Pro Forma Consolidated Financial Statements of Eastman Kodak Company.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EASTMAN KODAK COMPANY



                                        By: /s/ Diane E. Wilfong
                                        -----------------------------
                                        Name: Diane E. Wilfong
                                        Title: Controller


Date:  May 4, 2007




                                  EXHIBIT INDEX
                                  -------------



Exhibit No.             Description
----------              ------------

(99.1) Unaudited Pro Forma Consolidated Financial Statements of Eastman Kodak Company.